EX. 10.1

SOVEREIGN BANK – LOAN NO.

LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT (as amended, modified or restated from time to time, this “Agreement”) dated as of MAY 2, 2014 (the “Effective Date”), is between SOVEREIGN BANK, a Texas state bank (together with its successors and assigns, “Lender”), and LAZARUS REFINING & MARKETING, LLC, a Delaware limited liability company (“Debtor”).

RECITALS

WHEREAS, Debtor has requested that Lender extend the Credit Facility to Debtor on the terms described in this Agreement.

WHEREAS, Lender is willing to make the Credit Facility available to Debtor upon and subject to the provisions, terms and conditions set forth in the Loan Documents.

NOW THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

1. Definitions.  As used in this Agreement, all exhibits, appendices and schedules hereto, and in any other Loan Documents made or delivered pursuant to this Agreement, the following terms will have the meanings given such terms in this Section 1 or in the provisions, sections or recitals herein:

“Affiliate” means, with respect to a specified Person, another Person that directly or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Business Day” means any day other than a Saturday, Sunday or any other day on which the Federal Reserve Bank of Dallas, Texas, is closed.

“Code” means the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of Texas; provided, that to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different articles or divisions of the Code, the definition of such term contained in Article 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Lender’s lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of Texas, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

“Collateral” means:

(a) The “Collateral” as defined in each Collateral Assignment.

(b) The “Collateral” as defined in the Pledge Agreement.

(c) The Property.

“Collateral Assignment” means, collectively, each COLLATERAL ASSIGNMENT executed by Debtor in favor of Lender.

“Constituent Documents” means (a) in the case of a corporation, its articles or certificate of incorporation and bylaws; (b) in the case of a general partnership, its partnership agreement; (c) in the case of a limited partnership, its certificate of limited partnership and partnership agreement; (d) in the case of a trust, its trust agreement; (e) in the case of a joint venture, its joint venture agreement; (f) in the case of a limited liability company, its articles of organization or certificate of formation and operating agreement or regulations; and (g) in the case of any other entity, its organizational and governance documents and agreements.

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SOVEREIGN BANK – LAZARUS REFINING & MARKETING, LLC

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Debt” means as to any Person at any time (without duplication) all items of indebtedness, obligation or liability of a Person, whether mature or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, joint or several, that should be classified as liabilities in accordance with GAAP.

“Deed of Trust” means the DEED OF TRUST, SECURITY AGREEMENT, ASSIGNMENT OF LEASES, ASSIGNMENT OF RENTS, AND FINANCING STATEMENT dated as of even date herewith, executed by LAZARUS TEXAS REFINERY I, LLC (“Grantor”) for the benefit of Lender (as the same may be amended, modified or restated from time to time), covering the Property (as defined therein and used herein with the same meaning).

“Default” means any Event of Default or event which with notice and/or the passage of time would be an Event of Default.

“Dollars” and “$” mean lawful money of the United States of America.

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

“Environmental Liabilities” means, as to any Person, all liabilities, obligations, responsibilities, remedial actions, losses, damages, punitive damages, consequential damages, treble damages, costs, expenses (including, without limitation, all reasonable fees, disbursements and expenses of counsel, expert and consulting fees and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand, by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, including any Environmental Law, permit, order or agreement with any Governmental Authority or other Person, arising from environmental, health or safety conditions or the release or threatened release of a Hazardous Material into the environment, resulting from the past, present or future operations of such Person or its Affiliates.

“GAAP” means generally accepted accounting principles, applied on a consistent basis, as set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board and/or their respective successors and which are applicable in the circumstances as of the date in question.  Accounting principles are applied on a “consistent basis” when the accounting principles applied in a current period are comparable in all material respects to those accounting principles applied in a preceding period.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantor” means JONATHAN P. CARROLL (“Carroll”), INGLESIDE CRUDE LLC, a Delaware limited liability company (“Ingleside”), and any Person, whether one or more, who from time to time guarantees all or any part of the Indebtedness.

“Guaranty” means a GUARANTY AGREEMENT, whether one or more, executed by Guarantor (as the same may be amended, restated or modified from time to time).

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SOVEREIGN BANK – LAZARUS REFINING & MARKETING, LLC

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Indebtedness” means (a) all indebtedness, obligations and liabilities of Debtor to Lender of any kind or character, now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several or joint and several, and regardless of whether such indebtedness, obligations and liabilities may, prior to their acquisition by Lender, be or have been payable to or in favor of a third party and subsequently acquired by Lender (it being contemplated that Lender may make such acquisitions from third parties), including without limitation all indebtedness, obligations and liabilities of Debtor to Lender now existing or hereafter arising under (i) the Note, this Agreement, the other Loan Documents or any draft, acceptance, guaranty, endorsement, letter of credit, assignment, purchase, overdraft, discount or indemnity agreement, (ii) any agreement (including related confirmations and schedules) between Debtor and Lender or any Affiliate of Lender now existing or hereafter entered into which is, or relates to, a rate swap, basis swap, forward rate transaction, cap transaction, floor transaction, collar transaction or any other similar transactions (including any option with respect to any of these transactions) or any combination thereof, or (iii) otherwise, (b) all accrued but unpaid interest on any of the indebtedness described in (a) above, (c) all obligations of Obligors to Lender under the Loan Documents, (d) all costs and expenses incurred by Lender in connection with the collection and administration of all or any part of the indebtedness and obligations described in (a), (b) and (c) above or the protection or preservation of, or realization upon, the collateral securing all or any part of such indebtedness and obligations, including without limitation all reasonable attorneys’ fees and (e) all renewals, extensions, modifications and rearrangements of the indebtedness and obligations described in (a), (b), (c) and (d) above.

“Loan” means the advance under the Credit Facility.

“Loan Documents” means this Agreement, the Note, the Collateral Assignment, the Pledge Agreement, the Deed of Trust, the Guaranty and the other agreements, instruments and documents evidencing, securing, governing, guaranteeing or pertaining to the Loan.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, property, operations, condition (financial or otherwise) or prospects of an Obligor (individually or taken as a whole), (b) the ability of an Obligor to pay or perform the Indebtedness, (c) any of the rights of or benefits available to Lender under the Loan Documents or (d) the validity or enforceability of the Loan Documents.

“Mechanic’s Lien Obligations” means the obligations referenced in and secured by that certain MECHANIC’S LIEN filed as document number 620111 in the real property records of San Patricio County, Texas.

“Note” means, collectively, any promissory note evidencing all or part of the Indebtedness from time to time (as any such Note may be amended, modified or restated from time to time).

“Obligors” means Debtor, Guarantor, Grantor, Pledgor, or any other Person who guaranteed or is otherwise obligated to pay or perform all or any portion of Indebtedness.

“Person” means any individual, corporation, limited liability company, business trust, association, company, partnership, joint venture, Governmental Authority, or other entity, and shall include such Person’s heirs, administrators, personal representatives, executors, successors and assigns.

“Pledge Agreement” means that certain PLEDGE AGREEMENT executed by LAZARUS ENERGY HOLDINGS LLC, a Delaware limited liability company (“Pledgor”), in favor of Lender.

All words and phrases used herein shall have the meaning specified in the Code except to the extent such meaning is inconsistent with this Agreement.  All definitions contained in this Agreement are equally applicable to the singular and plural forms of the terms defined.  The words “hereof,” “herein” and “hereunder” and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement.  Any accounting term used in the Loan Documents shall have, unless otherwise specifically provided therein, the meaning customarily given such term in accordance with GAAP, and all financial computations thereunder shall be computed, unless otherwise specifically provided therein, in accordance with GAAP consistently applied; provided, that all financial covenants and calculations in the Loan Documents shall be made in accordance with GAAP as in effect on the Effective Date unless Debtor and Lender shall otherwise specifically agree in writing.  That certain items or computations are explicitly modified by the phrase “in accordance with GAAP” shall in no way be construed to limit the foregoing.

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SOVEREIGN BANK – LAZARUS REFINING & MARKETING, LLC

2. Credit Facility.

(a) Term Loan Facility.  Subject to the terms and conditions set forth in this Agreement and the other Loan Documents, Lender hereby agrees to lend to Debtor in two advances as set forth below, an aggregate sum of TWO MILLION AND NO/100 DOLLARS ($2,000,000.00) (the “Credit Facility”), on the Effective Date, which shall be due and payable on the earlier of: (i) the acceleration of the Indebtedness pursuant to the terms of the Loan Documents; (ii) MAY 2, 2015.  Subject to the terms and conditions set forth in this Agreement and the other Loan Documents, Lender shall make an advance on the Effective Date in the amount of ONE MILLION EIGHT HUNDRED SEVENTY-FIVE THOUSAND AND NO/100 DOLLARS ($1,875,000.00), and may at any time advance (in Lender’s sole discretion), the amount of ONE HUNDRED TWENTY-FIVE THOUSAND AND NO/100 DOLLARS ($125,000.00) to repay and cause a release of the Mechanic’s Lien Obligations and for other purposes permitted hereby.  Debtor hereby represents to Lender that the Mechanic’s Lien Obligations are less than ONE HUNDRED TWENTY-FIVE THOUSAND AND NO/100 DOLLARS ($125,000.00).

(b) Use of Proceeds.  The Loans under the Credit Facility shall be used by Debtor to finance costs associated with the refurbishment of a stabilizer at its Nixon, Texas facility and to repay and cause a release of the Mechanic’s Lien Obligations.

(c) Fees.  Debtor agrees to pay to Lender an origination fee equal to TWENTY THOUSAND AND NO/100 DOLLARS ($20,000.00) for the establishment of the Credit Facility.  The origination fee shall be due and payable on the Effective Date and shall be deemed fully earned as of the Effective Date.  The origination fee shall compensate Lender for its costs and expenses in the structuring of the Credit Facility and (to the maximum extent permitted by applicable law) shall not be deemed interest.

3. Note, Rate and Computation of Interest.  The Credit Facility shall be evidenced by a Note duly executed by Debtor and payable to the order of Lender, in form and substance acceptable to Lender.  Interest on the Note shall accrue at the rates set forth therein.  The principal of and interest on the Note shall be due and payable in accordance with the terms and conditions set forth in the Note and in this Agreement.  All payments made by Debtor under this Agreement and the other Loan Documents shall be made to Lender at Lender’s offices as set forth herein in Dollars and immediately available funds, without setoff, deduction or counterclaim, and free and clear of all taxes, at the time and in the manner provided in the Note.

4. Collateral.

(a) Additional Documents.  To secure full and complete payment and performance of the Indebtedness, each Obligor shall execute and deliver or cause to be executed and delivered all of the Loan Documents reasonably required by Lender covering the Collateral.  Each Obligor shall execute and cause to be executed such further documents and instruments, as Lender, in its reasonable discretion, deems necessary or desirable to create, evidence, preserve and perfect its liens and security interests in the Collateral.  In the event any of the Loan Documents evidencing or securing the Indebtedness misrepresents or inaccurately reflects the correct terms and/or provisions of the Indebtedness, each Obligor shall upon request by Lender and in order to correct such mistake, execute such new documents or initial corrected, original documents as Lender may deem reasonably necessary to remedy said errors or mistakes.  Each Obligor shall execute such other documents as Lender shall deem reasonably necessary to correct any defects or deficiencies in the Loan Documents.  Any Obligor’s failure to execute such documents as requested shall constitute an Event of Default under this Agreement.

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SOVEREIGN BANK – LAZARUS REFINING & MARKETING, LLC

(b) Setoff.  As further security for the Indebtedness, Debtor grants to Lender a first lien and contractual right of set-off in and to all money and property of Debtor now or at any time hereafter coming within the custody or control of Lender, including (without limitation) all certificates of deposit and other accounts, whether such certificates of deposit and/or accounts have matured or not, and whether the exercise of such right of set-off results in loss of interest or other penalty under the terms of the certificate of deposit or account agreement.  It is further agreed that Lender shall have a first lien on all deposits and other sums at any time credited by or due from Lender to Debtor as security for the payment of the Indebtedness, and Lender, at its option after the occurrence of a Default may without notice and without any liability, hold all or any part of any such deposits or other sums until all amounts owing under the Loan Documents have been paid in full, and/or Lender may apply or set-off all or any part of any such deposits or other sums credited by or due from Lender to or against any sums due under the Loan Documents in any manner and in any order of preference which Lender, in its sole discretion, chooses.  The rights and remedies of Lender hereunder are in addition to any other rights and remedies (including, without limitation, other rights of setoff) which Lender may have.

5. Conditions Precedent.  The obligation of Lender to make the Loan under the Credit Facility is subject to the condition precedent that Lender shall have received, or such condition shall be otherwise satisfied, as of the Effective Date, to Lender’s satisfaction:

(a) Closing Certificate.  A CLOSING CERTIFICATE of an officer of each Obligor that is not a natural Person, or an officer of the governing body of such Obligor, which certifies: (i) the resolutions of such Person authorizing the execution, delivery, and performance of the Loan Documents that such Obligor is a party to; (ii) certificates of the appropriate government officials of the state of organization of each such Obligor and any governing body of such Obligor, and any state any such Person is currently doing business as to the existence, qualification and good standing of such Person, dated no more than TEN (10) days prior to the Effective Date; (iii) the true and correct Constituent Documents of each such Obligor and any governing body of such Obligor and (iv) the names of the individuals or other Persons authorized to sign the Loan Documents that such Obligor is a party to, together with specimen signatures of such Persons.

(b) Loan Documents.  The Loan Documents executed by each Obligor party thereto.

(c) Lien Search.  The results of a Code or other lien search showing all financing statements and other documents or instruments on file against each Obligor in such locations as Lender may reasonably request, dated no more than TEN (10) days prior to the Effective Date.

(d) Financing Statements.  Code financing statements covering the Collateral shall have been filed with such filing offices as Lender may request.

(e) Insurance Matters.  Copies of insurance certificates describing all insurance policies as may be required by Lender, together with loss payee and lender endorsements in favor of Lender with respect to all insurance policies covering the Collateral.

(f) Fees and Expenses.  Evidence that the costs and expenses of Lender (including reasonable attorneys’ fees) and all fees owing to Lender, shall have been paid in full by Debtor.

(g) Other Matters.  Such other documents and agreements as may be required by Lender in its reasonable discretion.

6. Representations and Warranties.  Each Obligor hereby represents and warrants to Lender, and upon each advance hereunder represents and warrants to Lender, as follows:

(a) Existence.  Each Obligor that is not a natural person (i) is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization; (ii) has all requisite power and authority to own its assets and carry on its business as now being or as proposed to be conducted; and (iii) is qualified to do business in all jurisdictions in which the nature of its business makes such qualification necessary and where failure to so qualify would have a Material Adverse Effect.  Each Obligor has the power and authority to execute, deliver, and perform its obligations under the Loan Documents to which it is or may become a party.

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SOVEREIGN BANK – LAZARUS REFINING & MARKETING, LLC

(b) Binding Obligations.  The execution, delivery, and performance of the Loan Documents by each Obligor have been duly authorized by all necessary action by such Obligor, and constitute legal, valid and binding obligations of such Obligor, enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors’ rights and except to the extent specific remedies may generally be limited by equitable principles.

(c) No Consent.  The execution, delivery and performance of the Loan Documents, and the consummation of the transactions contemplated thereby, do not (i) conflict with, result in a violation of, or constitute a default under (1) any provision of the Constituent Documents (if any) or other instrument binding upon any Obligor, (2) any law, governmental regulation, court decree or order applicable to any Obligor, or (3) any contractual obligation, agreement, judgment, license, order or permit applicable to or binding upon any Obligor, (ii) require the consent, approval or authorization of any third party, or (iii) result in or require the creation of any lien, charge or encumbrance upon any property or asset of any Obligor except as may be expressly contemplated in the Loan Documents.

(d) Financial Condition.  Each financial statement of each Obligor supplied to Lender truly discloses and fairly presents such Person’s financial condition as of the date of each such statement.  There has been no material adverse change in such financial condition or results of operations of any Obligor subsequent to the date of the most recent financial statement supplied to Lender.

(e) Operation of Business.  Debtor possesses all contracts, licenses, permits, franchises, patents, copyrights, trademarks, and tradenames, or rights thereto, necessary to conduct its businesses substantially as now conducted and as presently proposed to be conducted, and Debtor is not in violation of any valid rights of others with respect to any of the foregoing, except any violations that could not reasonably be expected to have a Material Adverse Effect.

(f) Litigation and Judgments.  There is no action, suit, investigation, or proceeding before or by any Governmental Authority or arbitrator pending, or to the knowledge of any Obligor, threatened against or affecting such Obligor that would, if adversely determined, have a Material Adverse Effect.  There are no outstanding judgments against any Obligor.

(g) Rights in Properties; Liens.  Debtor has good and indefeasible title to or valid leasehold interests in its properties, including the properties and assets reflected in the financial statements provided to Lender, and none of the properties of Debtor is subject to any lien, except Permitted Encumbrances.

(h) Disclosure.  No statement, information, report, representation, or warranty made by any Obligor in the Loan Documents or furnished to Lender in connection with the Loan Documents or any of the transactions contemplated hereby contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading.  There is no fact known to any Obligor which could reasonably be expected to have a Material Adverse Effect that has not been disclosed in writing to Lender.

(i) Agreements.  Debtor is not a party to any indenture, loan, or credit agreement, or to any lease or other agreement or instrument, or subject to any charter or corporate or other organizational restriction which could reasonably be expected to have a Material Adverse Effect.  Debtor is not in default in any material respect in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in any agreement or instrument material to its business.

(j) Compliance with Laws.  No Obligor is in violation of any law, rule, regulation, order, or decree of any Governmental Authority or arbitrator, the violation of which could reasonably be expected to have a Material Adverse Effect.

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SOVEREIGN BANK – LAZARUS REFINING & MARKETING, LLC

(k) Taxes; Governmental Charges.  Each Obligor has filed all federal, state and local tax reports and returns required by any law or regulation to be filed by it and has either duly paid all taxes, duties and charges indicated due on the basis of such returns and reports, or made adequate provision for the payment thereof, and the assessment of any material amount of additional taxes in excess of those paid and reported is not reasonably expected.  No Obligor has knowledge of any pending investigation of such Obligor by any taxing authority or any pending but unassessed tax liability.

(l) Use of Proceeds; Margin Securities.  Debtor is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of regulations of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock.

(m) ERISA.  Debtor is in compliance in all material respects with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations and published interpretations thereunder (“ERISA”).  Neither a reportable event nor a prohibited transaction has occurred and is continuing with respect to any plan.  No notice of intent to terminate a plan has been filed, nor has any plan been terminated.  No circumstances exist which constitute grounds entitling the Pension Benefit Guaranty Corporation or any entity succeeding to all or any of its functions under ERISA (the “PBGC”) to institute proceedings to terminate, or appoint a trustee to administer, a plan, nor has the PBGC instituted any such proceedings.  Neither Debtor nor any ERISA Affiliate (as defined below) has completely or partially withdrawn from a multiemployer plan.  Debtor and each ERISA Affiliate have met their minimum funding requirements under ERISA with respect to all of their plans, and the present value of all vested benefits under each plan do not exceed the fair market value of all plan assets allocable to such benefits, as determined on the most recent valuation date of the plan and in accordance with ERISA.  Neither Debtor nor any ERISA Affiliate has incurred any liability to the PBGC under ERISA.  “ERISA Affiliate” means each trade or business (whether or not incorporated) which together with Debtor would be deemed to be a “single employer” within the meaning of section 4001(b)(1) of ERISA or subsections (b), (c), (m) or (o) of section 414 of the Internal Revenue Code of 1986.

(n) Location.  Debtor’s chief executive office is at its address set forth on the signature page hereof.

(o) Environmental Matters.  Except for matters disclosed in writing to Lender:

(i) Notice of Non-Compliance.  Debtor and all of its property and operations are in full compliance with all Environmental Laws, except where non-compliance could not reasonably be expected to have a Material Adverse Effect.  Debtor is not aware of, nor has Debtor received notice of, any past, present, or future conditions, events, activities, practices, or incidents which may interfere with or prevent the compliance or continued compliance of Debtor with all Environmental Laws except where non-compliance would be reasonably be expected to have a Material Adverse Effect;

(ii) Permits.  Debtor has obtained all permits, licenses, and authorizations that are required under applicable Environmental Laws, and all such permits are in good standing and Debtor is in compliance with all of the terms and conditions of such permits, except where non-compliance could not reasonably be expected to have a Material Adverse Effect;

(iii) Hazardous Materials.  No Hazardous Materials exist on, about, or within or have been used, generated, stored, transported, disposed of on, or released by Debtor from any of the property of Debtor, except to the extent in compliance with Environmental Laws or where such action could not reasonably be expected to have a Material Adverse Effect.  The use which Debtor makes and intends to make of their respective properties and assets will not result in the use, generation, storage, transportation, accumulation, disposal, or release of any Hazardous Material on, in, or from any of their properties or assets, except to the extent in compliance with Environmental Laws or where such action could not reasonably be expected to have a Material Adverse Effect;

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SOVEREIGN BANK – LAZARUS REFINING & MARKETING, LLC

(iv) No Pending or Threatened Actions.  To the knowledge of Debtor, neither Debtor or any of its currently or previously owned or leased property or operations is subject to any outstanding or threatened order from or agreement with any Governmental Authority or other Person or subject to any judicial or docketed administrative proceeding with respect to failure to comply with Environmental Laws; and

(v) No Conditions.  There are no conditions or circumstances associated with the currently or previously owned or leased property or operations of Debtor that could reasonably be expected to give rise to any Environmental Liabilities of Debtor.

7. Affirmative Covenants.  Until all Indebtedness is indefeasibly paid or performed, Debtor agrees and covenants as follows:

(a) Payment of Obligations.  Debtor will pay its obligations, including tax liabilities, that, if not paid, could become a lien on any of its property, before the same shall become delinquent or in default, except where (i) the validity or amount thereof is being contested in good faith by appropriate proceedings, and (ii) Debtor has set aside on its books adequate reserves with respect thereto in accordance with GAAP.

(b) Maintenance and Conduct of Business.  Debtor will (i) keep, maintain and preserve all property (tangible and intangible) material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, (ii) do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, agreements and franchises material to the conduct of its business, and (iii) engage in an efficient and economical manner in a business of the same general type and within Debtor’s powers under Constituent Documents.

(c) Books and Records; Inspection Rights.  Debtor will keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities.  Debtor will permit any representatives designated by Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

(d) Insurance.  Debtor will maintain insurance, including but not limited to, fire insurance, comprehensive property damage, public liability, worker’s compensation, business interruption and other insurance deemed reasonably necessary by Lender.

(e) Compliance with Laws.  Debtor will comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(f) Compliance with Agreements.  Debtor will comply, in all material respects with all material agreements, contracts, and instruments binding on it or affecting its properties, assets or business.

(g) ERISA.  Debtor will comply, and will cause each Subsidiary to comply, with all minimum funding requirements, and all other material requirements, of ERISA, if applicable, so as not to give rise to any liability thereunder.

(h) Notices of Material Events.  Debtor will furnish to Lender prompt written notice of the following:

(i) the occurrence of any Default;

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SOVEREIGN BANK – LAZARUS REFINING & MARKETING, LLC

(ii) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against any Obligor that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect; and

(iii) any and all material adverse changes in any Obligor’s financial condition and all claims made against any Obligor that could materially affect the financial condition of such Obligor.

Each notice delivered under this Section shall be accompanied by a statement of an officer of Debtor setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

8. Negative Covenants.  Until all Indebtedness is indefeasibly paid or performed, each Obligor agrees and covenants as follows:

(a) Fundamental Change.  Obligors will not (i) make any material change in the nature of its business as carried on as of the Effective Date, (ii) amend or permit the amendment of any of its Constituent Documents, (iii) liquidate, merge or consolidate with or into any other Person, (iv) make a change in organizational structure or the jurisdiction in which it is organized, or (v) permit any change in any Obligor’s legal name, or the state of Obligor’s organization, to another jurisdiction.

(b) OTHER CHANGES.  DEBTOR WILL NOT, WITHOUT THE PRIOR WRITTEN CONSENT OF LENDER, (i) CREATE, INCUR OR ASSUME INDEBTEDNESS FOR BORROWED MONEY, INCLUDING CAPITAL LEASES, OTHER THAN INDEBTEDNESS  EXPRESSLY PERMITTED BY THE LOAN DOCUMENTS, (ii) SELL, TRANSFER, MORTGAGE, ASSIGN, PLEDGE, LEASE (OTHER THAN IN THE ORDINARY COURSE OF BUSINESS), GRANT A SECURITY INTEREST IN OR ENCUMBER ANY OF DEBTOR’S ASSETS (EXCEPT AS EXPRESSLY PERMITTED BY THE LOAN DOCUMENTS), OR (iii) SELL ANY OF DEBTOR’S ACCOUNTS, EXCEPT TO LENDER.

(c) Loans.  Debtor will not make loans or guarantee any obligation of any other Person or entity other than (i) loans or advances to employees of Debtor not to exceed FIVE THOUSAND AND NO/100 DOLLARS ($5,000.00) in the aggregate outstanding at any time, including such loans and advances outstanding on the Effective Date, and (ii) accounts receivable for sales of inventory and other products and services provided by Debtor to its respective customers in the ordinary course of business of Debtor.

(d) Transactions With Affiliates.  Debtor will not enter into any transaction, including, without limitation, the purchase, sale or exchange of property or the rendering of any service, with any Affiliate of Debtor, except in the ordinary course of and pursuant to the reasonable requirements of Debtor’s business (upon prior written notice to Lender) and upon fair and reasonable terms no less favorable to Debtor than would be obtained in a comparable arm’s-length transaction with a Person or entity not an Affiliate of Debtor.

(e) Dividends or Distributions.  If a Default or an Event of Default exists or would exist by reason of the making thereof, Debtor will not declare or pay any dividends or distributions on any equity interest of Debtor to any Person.

(f) Change In Control.  Obligors shall not permit any change in Control of any Obligor.

9. Debt Service Coverage Ratio.   Debtor will cause to be maintained a Debt Service Coverage Ratio of at least 1.25 to 1.00, to be tested at the end of each quarter.  “Debt Service Coverage Ratio” means, for any period, the ratio of (a) EBITDA of Debtor during such period less permitted distributions, to (b) payments of principal and interest by Debtor on Debt during such period.  Debtor shall provide Lender such calculations and certificates as Lender shall reasonably require in calculating Debt Service Coverage Ratio.  A breach of the financial covenant contained in this Section shall be deemed to have occurred as of any date of determination thereof by Lender or as of the last day of any specified measuring period, regardless of when the financial statements or any certificate reflecting such breach are delivered to Lender.

LOAN AND SECURITY AGREEMENT – PAGE 9
SOVEREIGN BANK – LAZARUS REFINING & MARKETING, LLC

10. Reporting Requirements.  Until all Indebtedness is indefeasibly paid and satisfied, and Lender has no further commitment to lend under the Credit Facility, Debtor agrees and covenants that it will furnish or cause to be furnished the following:

(a) Interim Financial Statements of Debtor and Ingleside.  As soon as available, and in any event within FORTY-FIVE (45) days after the end of each calendar quarter, financial statements to include a balance sheet and income statement of Debtor and of Ingleside, as of the end of such calendar month, all in form and in reasonable detail satisfactory to Lender and duly certified (subject to year-end review adjustments) by an appropriate officer of Debtor and Ingleside, as applicable (i) as being true and correct in all material aspects to the best of such officer’s knowledge (subject to year-end adjustments), and (ii) as having been prepared in accordance with GAAP.

(b) Compliance Certificate.  Concurrently with the delivery of each of the financial statements of Debtor referred to in Section 10(a), a certificate of an officer of Debtor (i) stating that to such officer’s knowledge, no Event of Default has occurred and is continuing, or if an Event of Default has occurred and is continuing, a statement as to the nature thereof and the action which is proposed to be taken with respect thereto, and (ii) showing in reasonable detail the calculations demonstrating compliance with the financial covenants set forth in Section 9 of this Agreement.

(c) Carroll’s Financial Statements and Tax Returns.  As soon as available and in any event within (i)  SIXTY (60) days after the annual anniversary of the date of the annual financial statement most recently delivered to Lender, an annual financial statement for Carroll, including statements of cash flow and contingent liabilities, in such form and detail as Lender shall reasonably require, and (ii) within THIRTY (30) days of the day it is filed with the Internal Revenue Service or other applicable taxing entity, a copy of Carroll’s filed tax return.

(d) ERISA Reports.  Promptly after the filing or receipt thereof, copies of all reports, including annual reports, and notices which Debtor files with or receives from the PBGC or the U.S. Department of Labor under ERISA; and as soon as possible and in any event within FIVE (5) Business Days after Debtor knows or has reason to know that any reportable event or prohibited transaction has occurred with respect to any plan or that the PBGC or Debtor has instituted or will institute proceedings under Title IV of ERISA to terminate any plan, a certificate of an officer of Debtor setting forth the details as to such reportable event or prohibited transaction or plan termination and the action that Debtor proposes to take with respect thereto.

(e) Notice of Default and Events of Default.  As soon as possible and in any event within FIVE (5) Business Days after the occurrence of each Default, a written notice setting forth the details of such Default and the action which is proposed to be taken by Debtor with respect thereto.

(f) General Information.  Debtor shall promptly deliver such other information concerning any Obligor as Lender may request.

11. Rights of Lender.  Lender shall have the rights contained in this Section at all times that this Agreement is effective.

(a) Power of Attorney.  Each Obligor hereby irrevocably appoints Lender as such Obligor’s attorney-in-fact, such power of attorney being coupled with an interest, with full authority in the place and stead of such Obligor and in the name of such Obligor or otherwise, from time to time following the occurrence and during the continuation of an Event of Default in Lender’s reasonable discretion, to take any action and to execute any instrument which Lender may deem necessary or appropriate to accomplish the purposes of this Agreement, including without limitation: (i) to obtain and adjust insurance required by Lender hereunder; (ii) to demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of the Collateral; (iii) to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (i) or (ii) above; (iv) to file any claims or take any action or institute any proceedings which Lender may deem necessary or appropriate for the collection and/or preservation of the Collateral or otherwise to enforce the rights of Lender with respect to the Collateral; and (v) to act on such Obligor’s behalf as permitted by any other Loan Document.

LOAN AND SECURITY AGREEMENT – PAGE 10
SOVEREIGN BANK – LAZARUS REFINING & MARKETING, LLC

(b) Performance by Lender.  If any Obligor fails to perform any agreement or obligation provided for in any Loan Document, Lender may itself perform, or cause performance of, such agreement or obligation, and the expenses of Lender incurred in connection therewith shall be a part of the Indebtedness, secured by the Collateral and payable by Debtor on demand.

12. Events of Default.  Each of the following shall constitute an “Event of Default” under this Agreement:

(a) Payment Default.  The failure, refusal or neglect of Debtor to pay when due any part of the principal of, or interest on the Indebtedness owing to Lender by Debtor or any other indebtedness or obligations due and owing from Debtor to Lender under the Loan Documents from time to time and such failure, refusal or neglect shall continue unremedied for a period of TEN (10) days from the date such payment is due.

(b) Performance or Warranty Default.  Except as otherwise provided in this Agreement, the failure of any Obligor to timely and properly observe, keep or perform any covenant, agreement, warranty or condition required herein or in any of the other Loan Documents or any other agreement with Lender, provided that, if such Default is curable but is not cured within FIVE (5) Business Days following written notice from Lender to such Obligor, then it shall be an Event of Default, except that, if (i) such curable Default cannot be cured within FIVE (5) Business Days, (ii) such Obligor has, within such period, taken such actions as deemed reasonably necessary and appropriate by Lender to cure such curable Default, and (iii) such Obligor shall continue to diligently pursue such actions, then such cure period shall be extended for a period of THIRTY (30) days.

(c) Representations.  Any representation contained herein or in any of the other Loan Documents made by an Obligor is false, misleading or erroneous in any material respect when made or when deemed to have been made.

(d) Default under other Debt.  The occurrence of any event which permits the acceleration of the maturity of any Debt for borrowed money in an aggregate principal amount in excess of ONE HUNDRED THOUSAND AND NO/100 DOLLARS ($100,000.00) owing by any Obligor to any third party under any agreement or understanding.

(e) Insolvency.  If any Obligor (i) becomes insolvent, or makes a transfer in fraud of creditors, or makes an assignment for the benefit of creditors, or admits in writing its inability to pay its debts as they become due; (ii) generally is not paying its debts as such debts become due; (iii) has a receiver, trustee or custodian appointed for, or take possession of, all or substantially all of its assets, either in a proceeding brought by it or in a proceeding brought against it and such appointment is not discharged or such possession is not terminated within SIXTY (60) days after the effective date thereof or it consents to or acquiesces in such appointment or possession; (iv) files a petition for relief under the United States Bankruptcy Code or any other present or future federal or state insolvency, Bankruptcy or similar laws (all of the foregoing hereinafter collectively called “Applicable Bankruptcy Law”) or an involuntary petition for relief is filed against it under any Applicable Bankruptcy Law and such involuntary petition is not dismissed within SIXTY (60) days after the filing thereof, or an order for relief naming it is entered under any Applicable Bankruptcy Law, or any composition, rearrangement, extension, reorganization or other relief of debtors now or hereafter existing is requested or consented to by it; or (v) fails to have discharged within a period of SIXTY (60) days any attachment, sequestration or similar writ levied upon any property of it.

LOAN AND SECURITY AGREEMENT – PAGE 11
SOVEREIGN BANK – LAZARUS REFINING & MARKETING, LLC

(f) Judgment.  The entry of any judgment against any Obligor or the issuance or entry of any attachments or other liens against any of the property of such Obligor for an amount in excess of ONE HUNDRED THOUSAND AND NO/100 DOLLARS ($100,000.00) (individually or in the aggregate) if uninsured, undischarged, unbonded or undismissed on the date on which such judgment could be executed upon.

(g) Action Against Collateral.  The Collateral or any portion thereof is taken on execution or other process of law in any action.

(h) Change in Control.  A change in Control of any Obligor shall occur.

(i) ERISA Default.  Any of the following events shall occur or exist with respect to Debtor or any ERISA Affiliate: (i) any prohibited transaction involving any plan; (ii) any reportable event with respect to any plan; (iii) the filing under Section 4041 of ERISA of a notice of intent to terminate any plan or the termination of any plan; (iv) any event or circumstance that might constitute grounds entitling the PBGC to institute proceedings under Section 4042 of ERISA for the termination of, or for the appointment of a trustee to administer, any plan, or the institution by the PBGC of any such proceedings; or (v) complete or partial withdrawal under Section 4201 or 4204 of ERISA from a multiemployer plan or the reorganization, insolvency, or termination of any multiemployer plan; and in each case above, such event or condition, together with all other events or conditions, if any, have subjected or could in the reasonable opinion of Lender subject Debtor to any tax, penalty, or other liability to a plan, a multiemployer plan, the PBGC, or otherwise (or any combination thereof) which in the aggregate exceed or could reasonably be expected to exceed ONE HUNDRED THOUSAND AND NO/100 DOLLARS ($100,000.00).

(j) Death or Incompetence of an Obligor; Dissolution of Certain Person.  Any Obligor that is (i) a natural Person shall have died or have been declared incompetent by a court of proper jurisdiction, or (ii) not a natural Person shall have been dissolved, liquidated, or merged or consolidated with or into any other Person without the prior written consent of Lender, provided, however, the death or legal incapacity of any Obligor that is a natural person shall not be an Event of Default if, within THIRTY (30) days of the date of such death or incapacity, the representative or legal guardian of such Obligor or Obligor’s estate affirms in writing (which instrument shall be in form and substance satisfactory to Lender) (1) the obligations of such Obligor’s estate pursuant to the Loan Documents, and (2) that no distributions shall be made from such estate without the prior written consent of Lender.

(k) Action of Lien Holder.  The holder of any lien or security interest on the Collateral (without hereby implying the consent of Lender to the existence or creation of any such lien or security interest on the Collateral), declares a default thereunder or institutes foreclosure or other proceedings for the enforcement of its remedies thereunder.

(l) Material Adverse Effect.  Any event shall have occurred or is continuing which shall have had a Material Adverse Effect.

(m) Transfer of the Property.  Title to all or any part of the Property (other than obsolete or worn personal property replaced by adequate substitutes of equal or greater value than the replaced items when new) shall become vested in any party other than Debtor or a permitted assignee, whether by operation of law or otherwise.

(n) Abandonment.  Debtor abandons or vacates any of the Property.

(o) Deterioration.  Lender reasonably determines that the condition of the Property has materially deteriorated.

(p) Loan Documents.  (i) The Loan Documents shall at any time after their execution and delivery and for any reason cease (1) to create a valid and perfected first priority security interest in and to the Collateral; or (2) to be in full force and effect or shall be declared null and void, or (ii) the validity of enforceability the Loan Documents shall be contested by any Obligor or any other Person party thereto or any Obligor shall deny it has any further liability or obligation under the Loan Documents.

LOAN AND SECURITY AGREEMENT – PAGE 12
SOVEREIGN BANK – LAZARUS REFINING & MARKETING, LLC

Nothing contained in this Agreement shall be construed to limit the events of default enumerated in any of the other Loan Documents and all such events of default shall be cumulative.

13. Remedies and Related Rights.  If an Event of Default shall have occurred and be continuing, and without limiting any other rights and remedies provided herein, under any of the Loan Documents or otherwise available to Lender, Lender may exercise one or more of the rights and remedies provided in this Section.

(a) Remedies.  Upon the occurrence of any one or more of the foregoing Events of Default, the entire unpaid balance of principal of the Note, together with all accrued but unpaid interest thereon, and all other Indebtedness owing to Lender by Debtor at such time shall, at the option of Lender, become immediately due and payable without further notice, demand, presentation, notice of dishonor, notice of intent to accelerate, notice of acceleration, protest or notice of protest of any kind, all of which are expressly waived by Debtor, provided, however, concurrently and automatically with the occurrence of an Event of Default under Section 12(e) further advances under the Loan Documents shall automatically cease, the Indebtedness at such time shall, without any action by Lender, become due and payable, without further notice, demand, presentation, notice of dishonor, notice of acceleration, notice of intent to accelerate, protest or notice of protest of any kind, all of which are expressly waived by Debtor.  All rights and remedies of Lender set forth in this Agreement and in any of the other Loan Documents may also be exercised by Lender, at its option to be exercised in its sole discretion, upon the occurrence of an Event of Default, and not in substitution or diminution of any rights now or hereafter held by Lender under the terms of any other agreement.

(b) Deficiency.  In the event that the proceeds of any sale of, collection from, or other realization upon, all or any part of the Collateral by Lender are insufficient to pay all amounts to which Lender is legally entitled, each Obligor (unless otherwise provided) shall be liable for the deficiency, together with interest thereon as provided in the Loan Documents.

(c) Non-Judicial Remedies.  In granting to Lender the power to enforce its rights hereunder without prior judicial process or judicial hearing, Debtor expressly waives, renounces and knowingly relinquishes any legal right which might otherwise require Lender to enforce its rights by judicial process.  Debtor recognizes and concedes that non-judicial remedies are consistent with the usage of trade, are responsive to commercial necessity and are the result of a bargain at arm’s length.

(d) Use and Possession of Certain Premises.  Upon the occurrence of an Event of Default, Lender shall be entitled to occupy and use any premises owned or leased by any Obligor where any of the Collateral or any records relating to the Collateral are located until the Indebtedness is paid or the Collateral is removed therefrom, whichever first occurs, without any obligation to pay such Obligor for such use and occupancy.

(e) Other Recourse.  Each Obligor waives any right to require Lender to proceed against any third party, exhaust any Collateral or other security for the Indebtedness, or to have any third party joined with Debtor in any suit arising out of the Indebtedness or any of the Loan Documents, or pursue any other remedy available to Lender.  Each Obligor further waives any and all notice of acceptance of this Agreement and of the creation, modification, rearrangement, renewal or extension of the Indebtedness.  Each Obligor further waives any defense arising by reason of any disability or other defense of any third party or by reason of the cessation from any cause whatsoever of the liability of any third party.  Until all of the Indebtedness shall have been paid in full, Obligor shall have no right of subrogation and each Obligor waives the right to enforce any remedy which Lender has or may hereafter have against any third party, and waives any benefit of and any right to participate in any other security whatsoever now or hereafter held by Lender.  Each Obligor authorizes Lender, and without notice or demand and without any reservation of rights against such Obligor and without affecting such Obligor’s liability hereunder or on the Indebtedness to (i) take or hold any other property of any type from any third party as security for the Indebtedness, and exchange, enforce, waive and release any or all of such other property, (ii) apply such other property and direct the order or manner of sale thereof as Lender may in its discretion determine, (iii) renew, extend, accelerate, modify, compromise, settle or release any of the Indebtedness or other security for the Indebtedness, (iv) waive, enforce or modify any of the provisions of any of the Loan Documents executed by any third party, and (v) release or substitute any third party.

LOAN AND SECURITY AGREEMENT – PAGE 13
SOVEREIGN BANK – LAZARUS REFINING & MARKETING, LLC

(f) No Waiver; Cumulative Remedies.  No failure on the part of Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power, or privilege.  The rights and remedies provided for in this Agreement and the other Loan Documents are cumulative and not exclusive of any rights and remedies provided by law.

(g) Equitable Relief.  Debtor recognizes that in the event Debtor fails to pay, perform, observe, or discharge any or all of the Indebtedness, any remedy at law may prove to be inadequate relief to Lender.  Debtor therefore agrees that Lender, if Lender so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

14. Cross-Collateralization and Cross-Default.  Debtor and Lender contemplate that Debtor and Lender have engaged or may, from time to time engage, in various loan transactions and that from time to time other circumstances may arise, in which Debtor becomes obligated to Lender, including transactions of a type that are very different from the transactions evidenced by the Loan Documents, including by notes, advances, overdrafts, bookkeeping entries, guaranty agreements, deeds of trust, or any other method or means (each a “Loan Obligation”).  Debtor and Lender agree that all such transactions will be secured by the Collateral, and that the Indebtedness arising under this Agreement and the other Loan Documents will be secured by any collateral granted in connection with such Loan Obligation.  Repayment of all Indebtedness and performance of all other obligations under this Agreement by Debtor shall not terminate Lender’s security interests in the Collateral, unless Lender executes a written release.  If any default occurs under any Loan Obligation, then Lender may declare an Event of Default.  An Event of Default shall be a default under such Loan Obligation.  Lender’s failure to exercise cross-defaults shall not constitute a waiver by Lender of such right.

15. Indemnity.  Debtor hereby indemnifies and agrees to hold harmless Lender, and its officers, directors, employees, agents and representatives (each an “Indemnified Person”) from and against any and all liabilities, obligations, claims, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature (collectively, the “Claims”) which may be imposed on, incurred by, or asserted against, any Indemnified Person arising in connection with the Loan Documents, the Indebtedness or the Collateral (including without limitation, the enforcement of the Loan Documents and the defense of any Indemnified Person’s actions and/or inactions in connection with the Loan Documents).  WITHOUT LIMITATION, THE FOREGOING INDEMNITIES SHALL APPLY TO EACH INDEMNIFIED PERSON WITH RESPECT TO ANY CLAIMS WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF THE NEGLIGENCE OF SUCH INDEMNIFIED PERSON, EXCEPT TO THE LIMITED EXTENT THE CLAIMS AGAINST AN INDEMNIFIED PERSON ARE PROXIMATELY CAUSED BY SUCH INDEMNIFIED PERSON’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.  If Debtor or any third party ever alleges such gross negligence or willful misconduct by any Indemnified Person, the indemnification provided for in this Section shall nonetheless be paid upon demand, subject to later adjustment or reimbursement, until such time as (a) a court of competent jurisdiction enters a final judgment as to the extent and effect of the alleged gross negligence or willful misconduct, or (b) Lender has expressly agreed in writing with Debtor that such Claim is proximately caused by such Indemnified Person’s gross negligence or willful misconduct.  The indemnification provided for in this Section shall survive the termination of this Agreement and shall extend and continue to benefit each individual or entity that is or has at any time been an Indemnified Person hereunder.

16. Limitation of Liability.  Neither Lender nor any officer, director, employee, attorney, or agent of Lender shall have any liability with respect to, and Debtor hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by Debtor in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents.  Debtor hereby waives, releases, and agrees not to sue Lender or any of Lender’s Affiliates, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents.

LOAN AND SECURITY AGREEMENT – PAGE 14
SOVEREIGN BANK – LAZARUS REFINING & MARKETING, LLC

17. No Duty.  All attorneys, accountants, appraisers, and other professional Persons and consultants retained by Lender shall have the right to act exclusively in the interest of Lender and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to any Obligor or any of any Obligor’s equity holders or any other Person.  Documents in connection with the transactions contemplated hereunder have been prepared by GARDERE WYNNE SEWELL LLP (“Lender’s Counsel”).  Debtor acknowledges and understands that Lender’s Counsel is acting solely as counsel to Lender in connection with the transaction contemplated herein, is not representing Debtor in connection therewith, and has not, in any manner, undertaken to assist or render legal advice to Debtor with respect to this transaction.  Each Obligor has been advised to seek other legal counsel to represent each Obligor’s interests in connection with the transactions contemplated herein.

18. Lender not Fiduciary.  The relationship between Obligors and Lender is solely that of debtor and creditor, and Lender has no fiduciary or other special relationship with any Obligor, and no term or condition of any of the Loan Documents shall be construed so as to deem the relationship between any Obligor and Lender to be other than that of debtor and creditor.

19. Waiver and Agreement.  Neither the failure nor any delay on the part of Lender to exercise any right, power or privilege herein or under any of the other Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  No waiver of any provision in this Agreement or in any of the other Loan Documents and no departure by any Obligor therefrom shall be effective unless the same shall be in writing and signed by Lender, and then shall be effective only in the specific instance and for the purpose for which given and to the extent specified in such writing.  No modification or amendment to this Agreement or to any of the other Loan Documents shall be valid or effective unless the same is signed by the party against whom it is sought to be enforced.

20. Benefits.  This Agreement shall be binding upon and inure to the benefit of Lender and Obligors, and their respective heirs, personal representatives, successors and assigns, provided, however, that no Obligor may, without the prior written consent of Lender, assign any rights, powers, duties or obligations under this Agreement or any of the other Loan Documents.

21. Notices.  All notices or other communications required or permitted to be given pursuant to this Agreement or the other Loan Documents (unless otherwise expressly stated therein) shall be in writing and shall be considered as properly given if (a) mailed by first class United States mail, postage prepaid, registered or certified with return receipt requested, (b) by delivering same in person to the intended addressee, or (c) by delivery to an independent third party commercial delivery service for same day or next day delivery and providing for evidence of receipt at the office of the intended addressee.  Notice so mailed shall be effective upon its deposit with the United States Postal Service or any successor thereto; notice sent by such a commercial delivery service shall be effective upon delivery to such commercial delivery service; notice given by personal delivery shall be effective only if and when received by the addressee; and notice given by other means shall be effective only if and when received at the office or designated place or machine of the intended addressee. For purposes of notice, the addresses of the parties shall be as set forth herein; provided, however, that either party shall have the right to change its address for notice hereunder to any other location within the continental United States by the giving notice to the other party in the manner set forth herein.

22. Construction; Venue; Service of Process.  The Loan Documents have been executed and delivered in the State of Texas, shall be governed by and construed in accordance with the laws of the State of Texas, and shall be performable by the parties hereto in the county in Texas where Lender’s address set forth on Lender’s signature page hereof is located (the “Venue Site”).  Any action or proceeding against any Obligor under or in connection with any of the Loan Documents may be brought in any state or federal court within the Venue Site.  Each Obligor hereby irrevocably (a) submits to the nonexclusive jurisdiction of such courts, and (b) waives any objection it may now or hereafter have as to the venue of any such action or proceeding brought in any such court or that any such court is an inconvenient forum.  Each Obligor agrees that service of process upon it may be made by certified or registered mail, return receipt requested, at its address specified or determined in accordance with the provisions of this Agreement.  Nothing in any of the other Loan Documents shall affect the right of Lender to serve process in any other manner permitted by law or shall limit the right of Lender to bring any action or proceeding against any Obligor or with respect to any of its property in courts in other jurisdictions.  Any action or proceeding by any Obligor against Lender shall be brought only in a court located in the Venue Site.

LOAN AND SECURITY AGREEMENT – PAGE 15
SOVEREIGN BANK – LAZARUS REFINING & MARKETING, LLC

23. Invalid Provisions.  If any provision of the Loan Documents is held to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable and the remaining provisions of the Loan Documents shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance.

24. Expenses.  Debtor shall pay all reasonable costs and expenses (including, without limitation, reasonable attorneys’ fees) in connection with (a) the drafting and execution of the Loan Documents and the transactions contemplated therein, (b) any action required in the course of administration of the Indebtedness and obligations evidenced by the Loan Documents, and (c) any action in the enforcement of Lender’s rights upon the occurrence of an Event of Default.

25. Participation of the .  Debtor agrees that Lender may, at its option, sell interests in the  and its rights under this Agreement to a financial institution or institutions and, in connection with each such sale, Lender may disclose any financial and other information available to Lender concerning Debtor to each prospective purchaser subject to obtaining a confidentiality agreement with each prospective purchaser prior to disclosing Debtor’s confidential information.

26. Conflicts.  Except as otherwise expressly provided in the Note, in the event any term or provision of this Agreement is inconsistent with or conflicts with any provision of the other Loan Documents, the terms and provisions contained in this Agreement shall be controlling.

27. Counterparts.  The Loan Documents may be separately executed in any number of counterparts, each of which shall be an original, but all of which, taken together, shall be deemed to constitute one and the same instrument.

28. Survival.  All representations and warranties made in the Loan Documents or in any document, statement, or certificate furnished in connection with this Agreement shall survive the execution and delivery of the Loan Documents, and no investigation by Lender or any closing shall affect the representations and warranties or the right of Lender to rely upon them.

29. Waiver of Right to Trial by Jury.  THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING, OR COUNTERCLAIM THAT RELATES TO OR ARISES OUT OF THE LOAN DOCUMENTS OR THE ACTS OR FAILURE TO ACT OF OR BY LENDER IN THE ENFORCEMENT OF ANY OF THE TERMS OR PROVISIONS OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS.

30. Notice of Right to Receive a Copy of Appraisal.  If the Indebtedness is secured by a lien in real property, Debtor has a right to receive a copy of the appraisal report used in connection with the Loan.  If Debtor would like to receive a copy, Debtor must contact Lender at the address set forth herein and request a copy of the appraisal report.  Lender must receive such a request from Debtor no later than NINETY (90) days the Effective Date.

31. Patriot Act Notice.  Lender hereby notifies each Obligor that pursuant to the requirements of Section 326 of the USA Patriot Act of 2001, 31 U.S.C. § 5318 (the “Act”), that Lender is required to obtain, verify and record information that identifies such Obligor, which information includes the name and address of such Obligor and other information that will allow such Lender to identify such Obligor in accordance with the Act.

LOAN AND SECURITY AGREEMENT – PAGE 16
SOVEREIGN BANK – LAZARUS REFINING & MARKETING, LLC

32. Federal Small Business Certification.  Debtor represents, warrants and certifies that none of the principals of Debtor or Debtor’s Affiliates have been convicted of, or pleaded nolo contendre to, any offense covered by 42 U.S.C. §16911(7).  For purposes of this Section, the term “principal” means: (a) with respect to a sole proprietorship, the proprietor; (b) with respect to a partnership, each managing partner and each partner who is a natural person and holds a TWENTY PERCENT (20.00%) or more ownership interest in the partnership; and (c) with respect to a corporation, limited liability company, association or development company, each director, each of the FIVE (5) most highly compensated executives or officers of the entity, and each natural person who is a direct or indirect holder of TWENTY PERCENT (20.00%) or more of the ownership stock or stock equivalent of the entity.

33. Regulation B—Notice of Joint Intent.  If Debtor is more than one Person, Federal Regulation B (Equal Credit Opportunity Act) requires Lender to obtain evidence of Debtor’s intention to apply for joint credit.  Debtor’s signature below shall evidence such intent.  Debtor’s intent shall apply to future related extensions of joint credit and joint guaranty.

34. Disclosure Relating to Collateral Protection Insurance.  As of the date of this disclosure, Debtor and Lender have or shall have consummated a transaction pursuant to which Lender has agreed to make the Loan to Debtor.  Certain Obligors have pledged Collateral to secure the Indebtedness in accordance with the Loan Documents.  This notice relates to Debtor’s obligations with respect to insuring the Collateral against damage.  To this end, the applicable Obligors must do the following:

(a) Keep the Collateral insured against damage as required by the Loan Documents;

(b) Purchase the insurance from an insurer that is authorized to do business in Texas or an eligible surplus lines insurer;

(c) Name Lender the person to be paid under the policy in the event of loss; and

(d) Deliver to Lender a copy of the policy and proof of the payment of premiums.

Lender may obtain collateral protection insurance on behalf of Debtor at Debtor’s expense if Debtor fails to meet any of the foregoing requirements.

35. Notice of Final Agreement.  It is the intention of each Obligor and Lender that the following NOTICE OF FINAL AGREEMENT be incorporated by reference into each of the Loan Documents (as the same may be amended, modified or restated from time to time).  Each Obligor and Lender warrant and represent that the entire agreement made and existing by or among each Obligor and Lender with respect to the  is and shall be contained within the Loan Documents, and that no agreements or promises exist or shall exist by or among, any Obligor and Lender that are not reflected in the Loan Documents.

NOTICE OF FINAL AGREEMENT

THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES, AND THE SAME MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

REMAINDER OF PAGE LEFT INTENTIONALLY BLANK

LOAN AND SECURITY AGREEMENT – PAGE 17
SOVEREIGN BANK – LAZARUS REFINING & MARKETING, LLC

AGREED as of the Effective Date.

LENDER: SOVEREIGN BANK By: /s/ KATHRYN WALKER Name: Kathryn Walker Title: Senior Vice President	ADDRESS: 17950 Preston Road, Suite 500 Dallas, TX 75252

With copies of notices to:	Gardere Wynne Sewell LLP 1601 Elm Street, Suite 3000 Dallas, TX 75201 Attention: Steven S. Camp

DEBTOR: LAZARUS REFINING & MARKETING, LLC By: BLUE DOLPHIN ENERGY COMPANY Its: Sole Member By: /s/ JONATHAN P. CARROLL Name: Jonathan P. Carroll Title: President	ADDRESS: 801 Travis Street, Suite 2100 Houston, TX 77002

LOAN AND SECURITY AGREEMENT – PAGE 18
SOVEREIGN BANK – LAZARUS REFINING & MARKETING, LLC

JOINDER OF OBLIGORS

EACH UNDERSIGNED OBLIGOR hereby agrees and consents to the provisions of this Agreement and agrees to be bound by the terms and conditions set forth therein.  All representations and warranties applicable to such Obligor contained in the Agreement are true and correct on and as of the Effective Date.

OBLIGOR:                                                                                                           ADDRESS:

2201 Sunset Blvd.
Houston, TX 77005
/s/ JONATHAN P. CARROLL
JONATHAN P. CARROLL

INGLESIDE CRUDE LLC                                                                                  801 Travis Street, Suite 2100
Houston, TX 77002

By:           /s/ JONATHAN P. CARROLL
Name:           Jonathan P. Carroll
Title:             Sole Member

LAZARUS TEXAS REFINERY I, LLC                                                            801 Travis Street, Suite 2100
Houston, TX 77002
By:           LAZARUS ENERGY HOLDINGS LLC
Its:           Sole Member

By:           CARROLL & COMPANY FINANCIAL HOLDINGS, LP
Its:           Sole Member

By:           LAZARUS CAPITAL, LLC
Its:           General Partner

By:           /s/ JONATHAN P. CARROLL
Name:           Jonathan P. Carroll
Title:             Sole Member

LAZARUS ENERGY HOLDINGS LLC                                                            801 Travis Street, Suite 2100
Houston, TX 77002
By:           CARROLL & COMPANY FINANCIAL HOLDINGS, LP
Its:           Sole Member

By:           LAZARUS CAPITAL, LLC
Its:           General Partner

By:           /s/ JONATHAN P. CARROLL
Name:           Jonathan P. Carroll
Title:             Sole Member

LOAN AND SECURITY AGREEMENT – PAGE 19
SOVEREIGN BANK – LAZARUS REFINING & MARKETING, LLC

Documents Prepared By:

Steven S. Camp
Gardere Wynne Sewell LLP
1601 Elm Street, Suite 3000
Dallas, TX  75201
214-999-4354

LOAN AND SECURITY AGREEMENT – PAGE 20
SOVEREIGN BANK – LAZARUS REFINING & MARKETING, LLC